Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Annual Report of Paragon Real Estate Equity and Investment Trust (the “Company”) on Form 10-K for the period ending December 31, 2014 (the “Report”) with the Securities and Exchange Commission, I, James C. Mastandrea, Chairman of the Board, Chief Executive Officer and President and I, John J. Dee, Chief Financial Officer and Senior Vice President, of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

PARAGON REAL ESTATE EQUITY and INVESTMENT TRUST

Date: February 11, 2015	By:	/s/ James C. Mastandrea
James C. Mastandrea
Chairman, Chief Executive Officer and President

PARAGON REAL ESTATE EQUITY and INVESTMENT TRUST

Date: February 11, 2015	By:	/s/ John J. Dee
John J. Dee
Chief Financial Officer and Senior Vice President